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EXHIBIT 99(b)


                               HECHINGER COMPANY
                          CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)



                                                                                    (unaudited)
                                                                                    MAY 4, 1996        FEB. 3, 1996
                                                                                   ------------        ------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                          $     83,899         $    35,785
Merchandise inventories                                                                 474,309             414,974
Other current assets                                                                     84,256              79,533
                                                                                   ------------         -----------
Total Current Assets                                                                    642,464             530,292


PROPERTY, FURNITURE AND EQUIPMENT, NET                                                  491,310             497,577


COST IN EXCESS OF NET ASSETS ACQUIRED, NET                                               53,324              53,743




LEASEHOLD ACQUISITION COSTS, NET                                                         48,596              49,128



OTHER ASSETS                                                                             31,222              19,681
                                                                                   ------------         -----------
TOTAL ASSETS                                                                       $  1,266,916         $ 1,150,421
                                                                                   ============         ===========

                                                                                    (unaudited)
                                                                                    MAY 4, 1996        FEB. 3, 1996
                                                                                    -----------        ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Revolving credit facility                                                         $      22,306         $      -
Accounts payable and accrued expenses                                                   414,080             313,067
Current portion of long-term debt and capital lease
obligations                                                                               3,723               3,806
                                                                                  -------------         -----------
Total Current Liabilities                                                               440,109             316,873

LONG-TERM DEBT                                                                          383,687             383,709
CAPITAL LEASE OBLIGATIONS                                                                15,268              15,821
DEFERRED RENT                                                                            26,590              26,779
OTHER LONG-TERM LIABILITIES                                                               8,200               8,200

STOCKHOLDERS' EQUITY

Class A common stock, $.10 par value; authorized 50,000,000
shares; issued 31,123,618 and 30,892,581                                                  3,112               3,089

Class B common stock, $.10 par value, authorized 30,000,000                               1,120               1,143
shares; issued 11,200,892 and 11,431,929

Additional paid-in capital                                                              238,248             238,248

Retained earnings                                                                       152,000             157,990

Unearned compensation                                                                      (632)               (759)

Less treasury stock at cost, 64,797 and 39,325 Class A common
shares and 14,497 and 14,497 Class B common shares                                         (786)               (672)
                                                                                  -------------         -----------
TOTAL STOCKHOLDERS' EQUITY                                                              393,062             399,039
                                                                                  -------------         -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $   1,266,916         $ 1,150,421
                                                                                  =============         ===========


See notes to consolidated financial statements.


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